Exhibit 99.1
A message from Jonah Peretti, BuzzFeed Founder and CEO

Hi all,

I am writing to announce some difficult news. We are reducing our workforce by approximately 15% today across our Business, Content, Tech and Admin teams, and beginning the process of closing BuzzFeed News. Additionally, we are proposing headcount reductions in some international markets.

Impacted employees (other than those in BuzzFeed News) will receive an email from HR shortly. If you are receiving this note from me, you are not impacted by today’s changes. For BuzzFeed News, we have begun discussions with the News Guild about these actions.

As part of today’s changes, both our CRO Edgar Hernandez and COO Christian Baesler have made the decision to exit the company. I’m grateful to both of them for their passion and dedication to Complex and to BuzzFeed, Inc. Christian will be with us through the end of April, and Edgar through the end of May to help with the transition.

Marcela Martin, our President, will take on responsibility for all revenue functions effective immediately. In the US, Andrew Guendjoian is our new Head of Sales, and Ken Blom will continue in his role as Head of Revenue Operations. Globally, International Sales will move under Rich Reid, Head of International and Head of Studio, also reporting to Marcela.

I have great confidence in this revenue leadership team, and the early plans I’ve seen from them to accelerate performance from our Business Org. We will share more on their plans in the Business All Hands next week (and we are extending an invite company-wide).

The changes the Business Organization is making today are focused on reducing layers in their organization, increasing speed and effectiveness of pitches, streamlining our product mix, doubling down on creators, and beginning to bring AI enhancements to every aspect of our sales process.

While layoffs are occurring across nearly every division, we've determined that the company can no longer continue to fund BuzzFeed News as a standalone organization. As a result, we will engage with the News Guild about our cost reduction plans and what this will mean for the affected union members.

HuffPost and BuzzFeed Dot Com have signaled that they will open a number of select roles for members of BuzzFeed News. These roles will be aligned with those divisions’ business goals and match the skills and strengths of many of BuzzFeed News's editors and reporters. We raised this idea with the News Guild this morning and look forward to discussing it further. Moving forward, we will have a single news brand in HuffPost, which is profitable, with a loyal direct front page audience.

I want to explain a little more about why we’ve come to these deeply painful decisions. We’ve faced more challenges than I can count in the past few years: a pandemic, a fading SPAC market that yielded less capital, a tech recession, a tough economy, a declining stock market, a decelerating digital advertising market and ongoing audience and platform shifts. Dealing with all of these obstacles at once is part of why we’ve needed to make the difficult decisions to eliminate more jobs and reduce spending.

But I also want to be clear: I could have managed these changes better as the CEO of this company and our leadership team could have performed better despite these circumstances. Our job is to adapt, change, improve, and perform despite the challenges in the world. We can and will do better.

In particular, the integration process of BuzzFeed and Complex, and the unification of our two business organizations, should have been executed faster and better. The macro environment is tough, but we had the potential to generate much more revenue than we delivered over the past 12 months.

Additionally, I made the decision to overinvest in BuzzFeed News because I love their work and mission so much. This made me slow to accept that the big platforms wouldn’t provide the distribution or financial support required to support premium, free journalism purpose-built for social media.

Exhibit 99.1
More broadly, I regret that I didn’t hold the company to higher standards for profitability, to give us the buffer needed to manage through economic and industry downturns and avoid painful days like today. Our mission, our impact on culture, and our audience is what matters most, but we need a stronger business to protect and sustain this important work.

Please know that we exhausted many other cost saving measures to preserve as many jobs as possible. We are reducing budgets, open roles, travel and entertainment, and most other discretionary, non-revenue generating expenditures. Just as we reduced our footprint in NYC last year, we will be reducing our real estate in Los Angeles -- from four buildings down to one, which saves millions in costs as well as mirrors our current hybrid state of work.

I’ve learned from these mistakes, and the team moving forward has learned from them as well. We know that the changes and improvements we are making today are necessary steps to building a better future.

Over the next couple of months, we will work together to run a more agile and focused business organization with the capacity to bring in more revenue. We will concentrate our news efforts in HuffPost, a brand that is profitable with a highly engaged, loyal audience that is less dependent on social platforms. We will empower our editorial teams at all of our brands to do the very best creative work and build an interface where that work can be packaged and brought to advertisers more effectively. And we will bring more innovation to clients in the form of creators, AI, and cultural moments that can only happen across BuzzFeed, Complex, HuffPost, Tasty and First We Feast.

It might not feel this way today, but I am confident the future of digital media is ours for the taking. Our industry is hurting and ready to be reborn. We are taking great pains today, and will begin to fight our way to a bright future.

We’ll have a Global All Hands on Friday, where I’ll be answering questions — you can submit questions or comments here, and in the meantime I’m sharing an Employee FAQ.

On Monday we’ll begin to have conversations with each division about the way forward. And in the meantime, I hope you can take time for yourselves this weekend.

Thank you for supporting one another on a difficult day.

Jonah